The Money Store Residential Loan Notes	Record Date: 05/31/02
Series 1998-I	Determination Date: 06/12/02
Statement To Certificateholder	Distribution Date: 06/17/02 3

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000
A-4	60935FAS9	6.51500%	23,496,000.00	2,456,745.45	13,338.08	783,443.43	0.00	796,781.51	1,673,302.02
Factors per Thousand					0.56767450	33.34369382		33.91136832	71.21646323
A-5	60935FAT7	7.17000%	17,989,000.00	17,989,000.00	107,484.28	0.00	0.00	107,484.28	17,989,000.00
Factors per Thousand					5.97500028	0.00000000		5.97500028	1000.00000000
B	60935FAW0	8.40000%	13,500,000.00	8,070,688.99	56,494.82	309,253.98	0.00	365,748.80	7,761,435.01
Factors per Thousand					4.18480148	22.90770222		27.09250370	574.92111185
M-1	60935FAU4	7.27000%	22,500,000.00	13,451,148.32	81,491.54	515,423.31	0.00	596,914.85	12,935,725.01
Factors per Thousand					3.62184622	22.90770267		26.52954889	574.92111156
M-2	60935FAV2	7.49500%	19,000,000.00	11,358,747.47	70,944.84	435,246.35	0.00	506,191.19	10,923,501.12
Factors per Thousand					3.73393895	22.90770263		26.64164158	574.92111158
Pool I			200,000,000.00	53,326,330.23	329,753.56	2,043,367.07	0.00	2,373,120.63	51,282,963.16
Totals					1.64876780	10.21683535		11.86560315	256.41481580

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand
Totals			200,000,000.00	53,326,330.23	329,753.56	2,043,367.07	0.00	2,373,120.63	51,282,963.16

Wells Fargo Bank	Shelly Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 05/31/02
Series 1998-I	Determination Date: 06/12/02
Statement To Certificateholder	Distribution Date: 06/17/02 3

Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	13,338.08	0.00
A-5	107,484.28	0.00
B	56,494.82	0.00
M-1	81,491.54	0.00
M-2	70,944.84	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount

A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

Wells Fargo Bank	Shelly Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 05/31/02
Series 1998-I	Determination Date: 06/12/02
Statement To Certificateholder	Distribution Date: 06/17/02 3

SCHEDULE OF REMITTANCE
Aggregate Amount Received	2,858,548.06

Monthly Advance (incl. Comp Int.)	5,886.06
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(12,355.10)
(Contingency Fee)	(12,355.10)
(Late Charges)	(34,734.05)
(Escrow)	(11,959.26)

(65,517.45)
Available Remittance Amount	2,793,030.61

EXHIBIT O	Outstanding Balance # Accounts	57,492,111.17 2,885

Fees
Contingency Fee	12,355.10
Expense Account	1,777.54
FHA Premium Amount	2,015.32
Servicer Fee	12,355.10

Prior Three Months Weighted Average Mortgage Interest Rates
2/02	3/02	4/02

13.741%	13.753%	13.758%

Delinquent Infor.	# Loans	Amount	Percentage
Delinquent 1-29 Days	370	7,162,107.02	12.46%
Delinquent 30-59 Days	75	1,357,572.28	2.36%
Delinquent 60-89 Days	27	410,564.89	0.71%
Delinquent 90 and over	24	299,489.47	0.52%
Loans in Foreclosure	16	521,548.60	0.91%
REO Property	8	322,834.32	0.56%
Totals	520	10,074,116.58	17.52%

Wells Fargo Bank	Shelly Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372

The Money Store Residential Loan Notes	Record Date: 05/31/02
Series 1998-I	Determination Date: 06/12/02
Statement To Certificateholder	Distribution Date: 06/17/02 3

COLLATERAL INFORMATION

Accelerated Principal Distribution		0.00
Adjusted Mortgage Interest Rate		12.218
Aggregate Beginning Principal Balance of Loans		59,782,881.43
Aggregate Ending Principal Balance of Loans		57,492,111.17
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct		2,015.32
Available Maximum Suboridination Amount		7,604,173.00
Compensating Interest		124.35
Curtailments		150,450.17
Excess and Monthly Payments		193,893.33
FHA Claims Filed		0.00
FHA Claims Paid		0.00
FHA Claims Pending		16,546.82
FHA Payments Denied		0.00
FHA and Related Payments Received		0.00
GP Remittance Amount Payable		0.00
Interest Received		679,325.34
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)		0.00
section 4.04 (c)		0.00
section 4.04 (d)ii		0.00
section 4.04 (e)		0.00
section 4.04 (f)I		24,710.20
Payment of Certificate Remittance Amount (Owner Trustee)		416,117.12
Principal Prepayments (Number / Amount)	91	1,726,451.85
Realized Losses (Current / Cumulative)	219,974.91	27,552,737.00
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,209,148.01
Spread Amount		6,209,148.01
WAC		13.758%
WAM		178.970
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.469%

Trigger Event Calculation 1. (i) Exceeds 50% of (ii)	No
(i) Sixty-day Delinquency Ratio		2.70%
(ii) Senior Enhancement Percentage		65.80%

2. Both(a) and (b) occur	No
(a) Either (x) or (y) occur		No
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		2.83%
(y) The Cumulative Realized Losses exceeds $28,200,000		27,552,737.00
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		2.83%
(y) The Cumulative Realized Losses exceed $9,400,000		27,552,737.00

If 1) or 2) is “YES” then trigger event is in effect	No

Wells Fargo Bank	Shelly Lauffer
11000 Broken Land Parkway	Phone: 410-884-2169
Columbia, Maryland 21044	Fax: 410-884-2372